P F S W S T R A T E G I C A LT E R N A T I V E S U P D A T E : G X O A C Q U I S I T I O N S e p t e m b e r 2 0 2 3

Cautionary Note Regarding Forward-Looking Statements This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of PFSweb, Inc. (the “Company”) and GXO Logistics, Inc. (the “Parent”), including regarding Parent’s proposed acquisition of the Company, the prospective benefits of the proposed acquisition, the potential contingent consideration amounts and terms and the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition. Actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “propose,” “provide,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the risk that the Merger Agreement may be terminated in specified circumstances that require the Company to pay a termination fee of $5,987,000 and certain costs and expenses of Parent and Peregrine MergerSub I, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”); the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the ability of the parties to timely and successfully receive required regulatory approvals and the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; the effects of the transaction on relationships with employees, other business partners or governmental entities; unknown liabilities; the risk of litigation and/or regulatory actions, including litigation and/or regulatory actions related to the proposed acquisition; uncertainties as to how customers, suppliers, employees, and stockholders will react to the tender offer and merger; the risk of any unexpected costs or expenses resulting from the tender offer and merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on the Company’s business. A more complete description of these and other material risks can be found in the Company’s filings with the SEC, including its Annual Report on Forms 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as well as the Schedule TO and related tender offer documents to be filed by Parent and Merger Sub, and the Schedule 14D-9 to be filed by the Company. Any forward-looking statements are made based on the current beliefs and judgments of the Company’s management, and the reader is cautioned not to rely on any forward-looking statements made by the Company. Except as required by law, the Company does not undertake any obligation to update (publicly or other-wise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise. Additional Information and Where to Find It The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that the Company, Parent or Merger Sub, will file with the SEC. The solicitation and offer to buy Company stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent intends to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either the Company or Parent. Copies of the documents filed with the SEC by the Company will be available free of charge on https://ir.pfsweb.com/ or by contacting the Company’s Investor Relations Department at (949) 574-3860. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://investor.gxo.com/ or by sending a written request to: Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831 or by contacting Investor Relations by email at InvestorRelations@GXO.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Parent each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov. 2

3 GXO TO ACQUIRE PFSWEB, INC. ____ Acquisition will mark conclusion of PFSweb’s strategic alternatives process. • Announced September 14, 2023 • GXO, the world’s largest pure-play contract logistics provider, and PFS signed a merger agreement under which GXO has agreed to purchase PFS • GXO is paying approximately $181M ($7.50/share) in cash, allowing PFS to become part of a much larger company with significantly enhanced global capabilities. • Transaction expected to close in Q4 2023, subject to customary closing conditions, and upon closing PFSW will be removed from the Nasdaq Stock Exchange ~$181M PURCHASE PRICE $7.50 PER SHARE PURCHASE PRICE 58% PREMIUM TO SHAREHOLDERS ON SALE1 1) Compared to the 20–day volume-weighted average share price

ABOUT ____ GXO is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of eCommerce, automation and outsourcing. Our industry leading combination of scale, technology and expertise enables supply chain excellence for customers all over the world. • NYSE: GXO • Based in Greenwich, CT • Services include: aftermarket support, eCommerce, fulfillment, shared & public warehousing, reverse logistics, manufacturing support, supply chain optimization and value- added services • 900+ warehouse locations in 27 countries, 1,200+ clients, 130K employees

5 STRATEGIC RATIONALE FOR PFS & GXO Expanded Suite of Capabilities PFS provides three value added services that will expand GXO’s suite of capabilities: payments and fraud protection, customer care and distributed order orchestration systems. Enhanced Fulfillment Offerings for Premier Brands Providing premium order fulfillment and support services to both existing PFS clients and various large GXO eCommerce-centric clients. Complementary Distribution Center Network PFS’ multi-node fulfillment presence in North America serves as a strategic complement to GXO’s expansive global fulfillment network and its concentration in Europe and the United Kingdom. GXO and PFS aim to leverage the benefits of GXO’s prominent positioning and geographic scale, as well as PFS’ expertise in direct-to-consumer eCommerce fulfillment for premium brands.

6 OBJECTIVES ACHIEVED FOR PFS Enhance Career Opportunities Access to the GXO organization presents abundant opportunities to grow the team and for the existing team to grow their careers within the company. Maximize Shareholder Value The transaction gives a premium of 58%1, which coupled with the $4.50 special dividend from Q4 2022 has delivered considerable value to shareholders. Enable Growth for PFS Business Allows PFS to become part of a much larger company with significantly enhanced global capabilities. 1) Compared to the 20–day volume-weighted average share price

7 QUOTE FROM GXO CEO Malcolm Wilson Chief Executive Officer PFS’s platform, vertical expertise and geographic concentration make it an ideal fit for GXO. Like GXO, the PFS team has established themselves as a trusted partner for some of the world’s most iconic brands and this combination will complement and expand GXO’s capabilities for new and existing customers. We are very excited to bring the PFS team onboard and look forward to driving additional GXO shareholder value through disciplined capital allocation and continued investment in high growth opportunities. “ “